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                                                                   EXHIBIT 23.01

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in this Annual Report on Form 10-K of Silicon Valley Research, Inc. and Subsidiaries for the year ended March 31, 1999 and to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-97988 and 333-36025) and in the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 333-26599, 333-36023 and 333-46997) of Silicon Valley Research, Inc. of our report dated June 10, 1999.


/s/ MOSS ADAMS LLP

San Francisco, California
July 12, 1999